QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

McGladrey & Pullen
Certified Public Accountants

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement of The Bank Holdings on Form S-8 of our report, dated February 20, 2004, included in the Annual Report on Form 10-KSB of The Bank Holdings for the year ended December 31, 2003.

                      McGLADREY & PULLEN, LLP

Las Vegas, Nevada
September 30, 2004

McGladrey & Pullen, LLP is an independent member firm of
RSM International, an affiliation of independent accounting
and consulting firms.

QuickLinks

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM